Exhibit 10.15

Galleinphi Inc.

A company incorporated in the Cayman Islands with registered number 404607

(the Company)

May 7, 2024

2024年5月7日

Re: Director Offer Letter – Ji Wang

董事录用通知书—王继

Dear Mr./ Ms. Ji Wang:

尊敬的王继先生：

GALLEINPHI INC., a Cayman Islands limited liability company (the “Company” or “we”), is pleased to offer you a position as an Independent Director of the Company.  We believe your background and experience will be a significant asset to the Company and we look forward to your participation as an Independent Director in the Company. Should you choose to accept this position as an Independent Director, this letter agreement (the “Agreement”) shall constitute an agreement between you and the Company and contains all the terms and conditions relating to the services you agree to provide to the Company. Your appointment shall also be subject to the approval of Company’s Board of Directors and/or Nomination and Compensation Committees and shall begin upon Company’s listing on the Nasdaq Capital Market.

GALLEINPHI INC.是一家注册于开曼群岛的有限责任公司（以下简称“公司”或“我们”），我们诚挚地邀请您担任本公司独立董事。我们期待您接受担任该职位，并相信您的职业背景和经验将成为公司的重要资产。如果您选择接受这一独立董事职位，本协议（以下简称“协议”）将确立您与公司之间的关系，并详细规定了您同意提供的所有服务条款和条件。您的任命将受到公司董事会和/或提名与薪酬委员会的批准，并将在公司在纳斯达克资本市场上市后正式生效。

1. Term.  This Agreement is effective upon Company’s listing on the Nasdaq Capital Market for a term of one years. Your term as an Independent Director shall continue subject to the provisions in Section 9 below or until your successor is duly elected and qualified.  The position shall be up for re-appointment every year by the board of the Directors of the Company (the “Board”) and upon re-appointment, the terms and provisions of this Agreement shall remain in full force and effect.

1. 任期：本协议自公司在纳斯达克资本市场上市之日起生效，有效期为一年。您作为独立董事的任期将受下文第9条的规定约束，或直至您的继任者经正式选举和合格后方可终止。公司的董事会（以下简称“董事会”）每年都有权重新任命该职位的人选，重新任命后，本协议的条款和规定将继续有效。

2. Services.  You shall render customary services as an Independent Director, member of the Audit Committee, Compensation Committee and Nominating and CG Committee (hereinafter, your “Duties”). During the term of this Agreement, you may attend and participate at each meeting regarding the business and operation issues of the Company as regularly or specially called, via teleconference, video conference or in person. You shall consult with the members of the Board and committee (if any) regularly and as necessary via telephone, electronic mail or other forms of correspondence.

2. 服务：您将履行及提供作为独立董事，审计委员会、薪酬委员会以及提名和公司治理委员会成员的通常服务（以下简称“您的职责”）。在本协议的有效期内，您可以通过电话会议、视频会议或亲自出席的方式，参与关于公司业务和运营事务有关的定期或特别召集会议。您可以通过电话、电子邮件或其他形式的通讯方式，与董事会成员和委员会（如有）定期或根据需要进行磋商。

3. Services for Others.  You shall be free to represent or perform services for other persons during the term of this Agreement.

3. 为他人提供服务：在本协议的有效期内，您有权代表其他主体或为其他主体提供服务。

4. Compensation.  As compensation for your services to the Company, you will receive upon execution of this Agreement a compensation of $6,000 for each calendar year of service under this Agreement on a pro-rated basis, payable on a quarterly basis.

You shall be reimbursed for reasonable expenses incurred by you in connection with the performance of your Duties (including travel expenses for in-person meetings).

4. 报酬：在签署本协议后，您将在本协议项下的每个日历年获得 $6,000作为您为公司提供服务的报酬，按季度支付。

您将获得合理的用于履行您的职责相关的开支费用的报销（包括亲自参加会议的差旅费用）。

5. D&O Insurance Policy. During the term under this Agreement, the Company shall include you as an insured under its officers and directors insurance policy, if available.

5.董监事及高级管理人员责任保险政策：在本协议的有效期内，条件适用的情况下，公司将把您列为公司董监事及高级管理人员责任保险的被保险人。

6. No Assignment.  Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.

6.不得转让：由于您提供的服务具有属人性质，未经公司事先书面同意，您不得将您在本协议下的责任转让。

7. Confidential Information; Non-Disclosure.  In consideration of your access to certain Confidential Information (as defined below) of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows:

7. 保密信息；保密协议：鉴于您会获得与公司业务有关的保密信息（定义请见下文），特此，您在此声明并同意如下内容：

a. Definition.  For purposes of this Agreement the term “Confidential Information” means: (i) any information which the Company possesses that has been created, discovered or developed by or for the Company, and which has or could have commercial value or utility in the business in which the Company is engaged; (ii) any information which is related to the business of the Company and is generally not known by non-Company personnel; and (iii) Confidential Information includes, without limitation, trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

a. 定义。根据本协议，术语“保密信息”指的是：（i）公司拥有的、由公司创建、发现或开发的信息，具有或可能具有与公司所从事的业务相关的商业价值或实用性；（ii）与公司业务相关且通常不为非公司人员所知的信息；以及（iii）保密信息包括但不限于：商业保密以及涉及产品、流程、配方、设计、发明（无论是否可进行专利或根据版权或类似法律进行注册，无论是否已付诸实践）、发现、概念、思想、改进、技术、方法、研究、开发和测试结果、规格、数据、专业技能、软件、格式、营销计划和分析、商业计划和分析、战略、预测、客户和供应商身份、特性和协议等信息。

b. Exclusions.  Notwithstanding the foregoing, the term Confidential Information shall not include: (i) any information which becomes generally available or is readily available to the public other than as a result of a breach of the confidentiality portions of this Agreement, or any other agreement requiring confidentiality between the Company and you; (ii) information received from a third party in rightful possession of such information who is not restricted from disclosing such information; (iii) information known by you prior to receipt of such information from the Company, which prior knowledge can be documented and (iv) information you are required to disclose pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that you shall first have given prior written notice to the Company and made a reasonable effort to obtain a protective order requiring that the Confidential Information not be disclosed.

b. 例外情况。尽管前述如此，保密信息一词不包括：（i）任何并非是由于违反本协议的保密条款或公司与您之间的其他保密协议而普遍或随谁可被公众可以轻易获取的信息；（ii）从合法拥有此信息并没有受到披露限制的第三方处获得的信息；（iii）您在从公司收到此信息之前已知的信息，并可以提供之前获取的证明；以及（iv）您根据适用法律、法规、司法或行政命令或裁定，或其他依法具有权力的监管机构的请求而被要求披露的信息；前提是，您必须事先书面通知公司并尽力获取要求保密信息不被披露的保护令。

c. Documents. You agree that, without the express written consent of the Company, you will not remove from the Company’s premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same.  You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company’s demand, upon termination of this Agreement, or upon your termination or Resignation (as defined in Section 9 herein).

c. 文件。您同意，在未经公司明确书面同意的情况下，您不得擅自将文件带离公司的场所，包括任何包含或构成保密信息的笔记、配方、程序、数据、记录、机器或任何其他文件或物品，也不得制作副本或复制同样的文件。在公司要求、本协议终止、或您被终止或辞职（如第9节所定义）时，您应立即将此类文件或物品以及任何复制或副本归还给公司。

d. Confidentiality.  You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company.  You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this paragraph (d) shall survive termination of this Agreement. Notwithstanding the foregoing, you may disclose Confidential Information to your legal counsel and accounting advisors who have a need to know such information for accounting or tax purposes and who agree to be bound by the provisions of this paragraph (d).

d. 保密性。您同意，您将诚信、保密地对待所有保密信息，未经公司事先书面同意，不会直接或间接地向他人披露任何保密信息或与此类信息有关的内容，除非在您与公司的业务关系过程中有必要。此外，您还同意，未经公司事先书面同意，不会使用任何保密信息，除非在您与公司的业务关系过程中有必要，本段(d)的规定将在本协议终止后继续有效。尽管前述如此，在您的法律顾问及会计顾问有必要了解此类信息以进行会计或税务目的并同意受本段(d)的规定约束的情况下，您可以向他们披露保密信息。

e. Ownership.  You agree that the Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by you during the term of this Agreement and that arise out of your Duties (collectively, “Inventions”) and you will promptly disclose and provide all Inventions to the Company. You agree to assist the Company, at its expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.

e. 所有权。您同意公司将拥有与您在本协议期间履行职责过程中制作、构思或付诸实践的任何和所有发明（无论是否可专利）、作品、芯片图案、标识、设计、专业技术、思路、以及任何形式的知识产权和工业产权（包括但不限于专利权、著作权、商业秘密权、集成电路布图权、商标权，以及全球范围内的所有其他知识产权和工业产权）并将所有这些发明及信息及时披露并提供给公司。您同意在公司提供费用的前提下协助公司进一步证明、记录和完善此类转让，并完善、取得、维护、执行和保卫任何转让的权利。

8.  Non-Solicitation.   During the term of your appointment, you shall not solicit for employment any employee of the Company with whom you have had contact due to your appointment.

8. 不雇佣条款：在您的任期内，您不得聘用因您的任命而与您有过联系的本公司任何员工。

9. Termination and Resignation.  Your services as an Independent Director may be terminated for any or no reason by the determination of the Board. You may also terminate your services as an Independent Director for any or no reason by delivering your written notice of resignation to the Company (“Resignation”), and such Resignation shall be effective upon the time specified therein or, if no time is specified, upon receipt of the notice of resignation by the Company. Upon the effective date of the termination or Resignation, your right to compensation hereunder will terminate subject to the Company’s obligations to pay you any compensation that you have already earned and to reimburse you for approved expenses already incurred in connection with your performance of your Duties as of the effective date of such termination or Resignation.

9. 终止和辞职：董事会有权因任何原因或无原因决定终止您作为独立董事的服务。您也可以因任何原因或无原因向公司递交书面辞职通知（“辞职”），而您的辞职将在通知中指定的时间生效，如果未指定时间，则在公司接收辞职通知时生效。一旦终止或辞职生效，您在本协议下的薪酬权益将终止，但公司仍有义务支付您在终止或辞职生效日期前已经获得的薪酬并报销您已经发生的与履行职责有关的费用。

10. Governing Law; Arbitration. All questions with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York. All disputes with respect to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the American Arbitration Association at its New York office in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be New York law. The seat of arbitration shall be in New York. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

10. 法律适用；仲裁。关于本协议的解释和/或执行以及各方的权利和义务的一切问题都将依照纽约州法来确定。关于本协议的一切争议，包括其存在、有效性、解释、履行、违约或终止，或与之相关的任何非合同义务引发的争议，都将提交给并最终由美国仲裁协会在其纽约办事处来解决，该仲裁适用于提交仲裁通知时生效的规则。此仲裁条款的法律适用法将为纽约州法。仲裁地点将在纽约。仲裁员人数将为一名。仲裁程序将以英语进行。

11. Entire Agreement; Amendment; Waiver; Counterparts.  This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof.  Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement.  The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

11.协议整体性；修订；放弃；副本。本协议表达了双方为本协议目的的全部理解，取代并终止了关于为了达到本协议目的的任何先前口头或书面协议。本协议的任何条款只能在各方书面同意的情况下进行修订或放弃。任何一方对本协议的任何条款或条件的放弃不应被解释为对同一条款或条件的任何后续违约或失败的放弃，或对本协议的任何其他条款或条件的放弃。任何一方在任何时间未要求其他一方履行本协议的任何规定不应影响任何此类一方要求未来履行该规定或本协议的任何其他规定的权利。本协议可以以分开的分部协议形式执行，其中每份都将视为原件，所有这些一起构成同一协议，并可以使用签名的传真形式进行执行，传真签名应被视为与原签名同等有效，同样可强制执行。

12. Indemnification. The Company shall, to the maximum extent provided under applicable law, indemnify and hold you harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, your performance of your Duties, other than any such Losses incurred as a result of your gross negligence or willful misconduct.  The Company shall advance to you any expenses, including reasonable attorneys’ fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law.  Such costs and expenses incurred by you in defense of any such proceeding shall be paid by the Company in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on your behalf to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that you are not entitled to be indemnified by the Company.

12.赔偿。公司应根据适用的法律在最大限度内，赔偿您并使您免受因履行职责而产生的任何费用，包括合理的律师费、判决、罚款、和解和其他法律允许的金额（“损失”），但因您的重大过失或故意不当行为而产生的任何此类损失除外。公司应在适用法律允许的最大范围内预付您在捍卫任何此类诉讼中发生的支出，包括合理的律师费和和解成本。您在捍卫任何此类诉讼中发生的这些成本和支出将在公司收到以下文件后，即（a）要求付款的书面请求；（b）证明支出发生、金额和所寻求付款的成本和支出性质的适当文件；以及（c）根据适用法律由您或您的代理人做出的充分承诺，在根据不可上诉的判决或和解最终确定您无权得到公司的赔偿时，将预付的金额偿还。

13. Acknowledgement. You accept this Agreement subject to all the terms and provisions of this Agreement. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors of the Company of any questions arising under this Agreement.

13. 确认。您接受本协议，受本协议的所有条款和规定约束。您同意接受公司董事会就本协议涉及的任何问题所做的决定或解释均具有约束力、决定性和最终性。

The Agreement is written in both English and Chinese, and the English shall prevail. The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

本协议以中英文书写，以英文为准。本协议已由签署人签署并执行，并自协议首部指定日期起生效。

Sincerely, 诚挚地祝福，

GALLEINPHI INC.

By:	/s/ Wen Jia
Wen Jia 贾雯 Chairwoman 董事长

AGREED AND ACCEPTED: 同意并接受：

/s/ Ji Wang
Ji Wang

5